UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

April 30, 2024

Date of Report (Date of earliest event reported)

The Duckhorn Portfolio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Dowdell Lane

Saint Helena, CA 94574

(Address of principal executive offices) (Zip Code)

(707) 302-2658

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on November 16, 2023, The Duckhorn Portfolio, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Auguste Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Brown-Forman Corporation, a Delaware Corporation (“Brown-Forman”) and Sonoma-Cutrer Vineyards, Inc., a California corporation and a wholly-owned subsidiary of Brown-Forman (“Sonoma-Cutrer”), pursuant to which on April 30, 2024 (the “Closing Date”), Merger Sub merged with and into Sonoma-Cutrer (the “Merger”) with Sonoma-Cutrer continuing as the surviving entity and wholly owned subsidiary of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 5.01 is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), the Company issued and paid, as applicable, 31,531,532 shares of the Company’s common stock (the “Share Consideration”) and $49,614,448, equal to $50,000,000 as adjusted by certain adjustments set forth in the Merger Agreement, including for cash, working capital, indebtedness and transaction expenses (together with the Share Consideration, the “Merger Consideration”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition.

On May 1, 2024, the Company issued a press release announcing, among other things, (i) the appointment of Deirdre Mahlan as President and Chief Executive Officer of the Company and (ii) certain preliminary financial results for the third quarter ended April 30, 2024. A copy of the press release is furnished as Exhibit 99.5 to this Current Report on Form 8-K. The preliminary financial information presented in the press release is based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter close procedures and financial review.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.5, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit 99.5 be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference.

The shares of the Company’s common stock to be issued in connection with the Merger Agreement have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and have been issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer

On April 29, 2024, the Board of Directors (the “Board”) of the Company appointed Deirdre Mahlan, currently serving as interim President, Chief Executive Officer and chairperson of the Board of the Company, as the non-interim President and Chief Executive Officer of the Company, effective April 30, 2024. Ms. Mahlan will also continue in her role as chairperson of the Board.

In connection with Ms. Mahlan’s appointment as non-interim President and Chief Executive Officer of the Company, the Company, Duckhorn Wine Company, a wholly-owned indirect subsidiary of the Company, and Ms. Mahlan entered into an employment agreement (the “Employment Agreement”), dated April 30, 2024, pursuant to which Ms. Mahlan will be entitled to receive an annual base salary of $700,000 and eligible to receive an annual bonus with a target equal to 100% of her annual base salary. In addition, in connection with Ms. Mahlan’s appointment as non-interim President and Chief Executive Officer of the Company, Ms. Mahlan was granted a number of restricted stock units calculated by dividing $4,500,000 by the closing price of the Company’s common stock on the grant date, with $1,000,000 of such restricted stock units vesting on each of the one-, two- and three-year anniversaries of the grant date, and $1,500,000 of such restricted stock units vesting upon the attainment of the Company’s common stock trading at or above $13.00 for twenty consecutive trading days during the three-year period from the grant date, in each case, pursuant to the Company’s 2021 Equity Incentive Plan and subject to acceleration as provided for under the applicable grant agreement.

Under the Employment Agreement, if Ms. Mahlan’s employment is terminated by the Company without Cause or by Ms. Mahlan for Good Reason (as each term is defined in the Employment Agreement), she will be entitled to receive base salary continuation for twelve months, reimbursement of COBRA premiums for up to twelve months (based on the portion of monthly health premiums paid by the Company immediately prior to her termination), and any annual bonus for the fiscal year prior to the fiscal year in which such termination occurs, to the extent not yet paid, in each case, subject to her execution of a separation agreement containing a general release of claims. The period of base salary continuation and COBRA premium reimbursement will be reduced to six months in the case of certain “good reason” terminations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Board of Directors

In connection with the completion of the Merger and effective as of April 30, 2024, the Board of the Company appointed Marshall B. Farrer and Timothy Nall to the Board. Melanie Cox notified the Board of her resignation from the Company’s Board, effective at the time of the completion of the Merger. Ms. Cox’s resignation was not as a result of any disagreement with the Company.

Marshall Farrer is the executive vice president, chief strategic growth officer for Brown-Forman. Marshall began his career at Brown-Forman in 1998, as a marketing manager in the Wine Division in California, where he held several sales and marketing management positions. In 2004, he was named vice president, chief of staff to the president of Brown-Forman’s Spirits Americas. In 2006, he was appointed as director of Latin America and the Caribbean. In 2010, he relocated to Sydney, Australia, and was named the managing director, Australia, New Zealand, and South Pacific. In 2014, he shifted to marketing as the managing director of Jack Daniel’s Tennessee Honey, leading its global expansion. Shortly after in 2015, he was promoted to senior vice president, managing director of global travel retail, and in 2018 added the responsibility of Developed Asia Pacific, including North Asia, Australia, and New Zealand. In 2020, Marshall was named president of Europe and joined the Executive Leadership Team. In addition, he became Brown-Forman’s first chief strategic growth officer in 2023 and transitioned to the role full-time in early 2024. Mr. Farrer has served on Brown-Forman’s board of directors since 2016 and is a fifth-generation Brown family shareholder. He graduated from Rollins College with a Bachelor of Arts and holds a Master of Business Administration degree from Tulane University.

Tim Nall is the executive vice president, chief global supply chain and technology officer for Brown-Forman. Since 2000, he has held positions of increasing responsibility within Brown-Forman’s Global Production group, including director of campus production operations, vice president and general manager of Brown-Forman Wines, vice president, director of technical services, and most recently, senior vice president, chief information and advanced analytics officer. Prior to Brown-Forman, he was employed by Alcoa, American Air Filters, and S.S.T.I. (Ford Motor Company/Johnson Controls joint venture). He earned a Bachelor of Science in Electrical Engineering from the University of Louisville JB Speed School of Engineering. He later earned a Master of Business Administration at University of Louisville with a concentration in operations management.

The Company entered into Indemnification Agreements with Messrs. Farrer and Nall on April 30, 2024, the form of which is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended July 31, 2023, filed with the SEC on September 27, 2023.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.03.

At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3.1, which is incorporated by reference into this Item 5.03.

At the Effective Time, the amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be the Second Amended and Restated Bylaws attached hereto as Exhibit 3.2, which is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On May 1, 2024, the Company issued a press release announcing, among other things, the closing of the Merger. The press release is furnished as Exhibit 99.1 to this report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit 99.1 be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Sonoma-Cutrer as of and for the year ended April 30, 2023 and the unaudited financial statements of Sonoma-Cutrer as of and for the nine months ended January 31, 2024 are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company and Sonoma-Cutrer, as of and for the six months ended January 31, 2024 and the year ended July 31, 2023 is attached hereto as Exhibit 99.4. and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 16, 2023, by and among the Company, Merger Sub, Brown-Forman and Sonoma-Cutrer (incorporated by reference to Exhibit 2.1 to The Duckhorn Portfolio’s Current Report on Form 8-K, filed on November 17, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of the Company.

3.2	Second Amended and Restated Bylaws of the Company.

10.1	Employment Agreement, dated April 30, 2024, by and among the Company, Duckhorn Wine Company and Deirdre Mahlan.

23.1	Consent of Ernst & Young LLP.

99.1	Press Release, dated May 1, 2024, announcing, among other things, the closing of the Merger.

99.2	Audited consolidated financial statements of Sonoma-Cutrer as of and for the year ended April 30, 2023.

99.3	Unaudited consolidated financial statements of Sonoma-Cutrer as of and for the nine months ended January 31, 2024.

99.4	Unaudited pro forma condensed combined financial information of the Company and Sonoma-Cutrer as of and for the six months ended January 31, 2024 and the year ended July 31, 2023.

99.5	Press Release, dated May 1, 2024, announcing, among other things, the appointment of Deirdre Mahlan as President and Chief Executive Officer of the Company and certain preliminary financial results.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Duckhorn Portfolio, Inc.

Date: May 1, 2024	By:	/s/ Sean Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer